Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2006, accompanying the financial statements and supplemental schedule included in the Annual Report of MacDermid, Incorporated Profit Sharing and Employee Stock Ownership Plan on Form 11-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of MacDermid, Incorporated on Form S-8 (File No. 333-89185, effective October 15, 1999).

/s/Grant Thornton LLP

Edison, New Jersey
June 27, 2006